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                            THIRD PARTY FEEDER FUND

                                   AGREEMENT

                                     AMONG

                         MASSMUTUAL INSTITUTIONAL FUNDS

                  MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

                                      AND

                          MASTER INVESTMENT PORTFOLIO


                                  DATED AS OF

                               FEBRUARY 27, 1998

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                               TABLE OF CONTENTS

ARTICLE I.    REPRESENTATIONS AND WARRANTIES...................   1
    1.1       Trust............................................   1
    1.2       MIP..............................................   2
    1.3       MassMutual.......................................   3

ARTICLE II.   COVENANTS........................................   4
    2.1       Trust............................................   4
    2.2       MIP..............................................   5
    2.3       Reasonable Actions...............................   7

ARTICLE III.  INDEMNIFICATION..................................   7
    3.1       Trust and MassMutual.............................   7
    3.2       MIP..............................................   9

ARTICLE IV.   ADDITIONAL AGREEMENTS............................  11
    4.1       Access to Information............................  11
    4.2       Confidentiality..................................  11
    4.3       Obligations of Trust and MIP.....................  11

ARTICLE V.    TERMINATION, AMENDMENT...........................  11
    5.1       Termination......................................  11
    5.2       Amendment........................................  12

ARTICLE VI.   GENERAL PROVISIONS...............................  12
    6.1       Expenses.........................................  12
    6.2       Headings.........................................  12
    6.3       Entire Agreement.................................  12
    6.4       Successors.......................................  12
    6.5       Governing Law....................................  12
    6.6       Counterparts.....................................  12
    6.7       Third Parties....................................  12
    6.8       Notices..........................................  12
    6.9       Interpretation...................................  13
    6.10      Operation of Fund................................  13
    6.11      Relationship of Parties; No Joint Venture, Etc...  13
    6.12      Use of Name......................................  13

Signatures

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                                   AGREEMENT

     THIS AGREEMENT (the "Agreement") is made and entered into as of the 27th day of February, 1998, by and among MassMutual Institutional Funds, a Massachusetts business trust ("Trust"), for itself and on behalf of its series, the MassMutual Indexed Equity Fund ("Fund"), Massachusetts Mutual Life Insurance Company ("MassMutual"), a Massachusetts corporation, and Master Investment Portfolio ("MIP"), a Delaware business trust, for itself and on behalf of its series, the S&P 500 Index Master Portfolio ("Portfolio").

                                   WITNESSETH

     WHEREAS, Trust and MIP are each open-end management investment companies;

     WHEREAS, Fund and Portfolio have the same investment objective and substantially the same investment policies;

     WHEREAS, Fund desires to invest on an ongoing basis all of its investable assets (the "Assets") in Portfolio (the "Investments") on the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the foregoing, the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I

                         REPRESENTATIONS AND WARRANTIES

     1.1  Trust.  Trust represents and warrants to MIP that:

          (a) Organization. Trust is a voluntary association with transferable shares organized and existing under and by virtue of the laws of The Commonwealth of Massachusetts and Fund is a duly and validly designated series of Trust. Each of Trust and Fund has the requisite power and authority to own its property and conduct its business as proposed to be conducted pursuant to this Agreement.

          (b) Authorization of Agreement. The execution and delivery of this Agreement by Trust on behalf of Fund and the conduct of business contemplated hereby, including the implementation of the Investments, have been duly authorized by all necessary action on the part of Trust's Board of Trustees and no other action or proceeding is necessary for the execution and delivery of this Agreement by Fund, or the performance by Fund of its obligations hereunder. This Agreement when executed and delivered by Trust on behalf of Fund shall constitute a legal, valid and binding obligation

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